Exhibit 10.3

EMPLOYMENT SERVICES AGREEMENT

This Employment Services Agreement (“Agreement”), effective May 22, 2007, is made by and between Calvin Humphrey (“Executive”) and River Hawk Aviation, Inc. a Nevada corporation (“Company”).

WHEREAS, Executive has extensive background in the management of aviation and aviation-related concerns as well as in the implementation of business development strategies;

WHEREAS, Executive has served as the President and Chief Financial Officer of the Company since August 2006 without compensation and has managed the aviation development and operations as well as business development strategies (the “Services”);

WHEREAS, Company is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol “RHWA,” and desires to further develop its aviation business; and

WHEREAS, Company desires to continue using the Services of the Executive of the on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration for the Services provided to Company, the parties agree as follows:

1.     Services of Executive.

Executive shall continue to perform bona fide management, aviation and business development services, and customary duties as Chief Executive Officer of the Company during for the duration of this Agreement. These services provided by Executive for the Consideration herein shall not be in connection with the offer or sale of securities in a capital-raising transaction, shall not be for directly or indirectly promoting or maintaining a market for Company’s securities. Executive and Company agree and acknowledge that this Agreement shall supersede and override all prior understandings between Executive and Company.

2.    Consideration.

Company agrees to pay Executive, as his fee and as consideration for services provided, 500,000 shares of common stock of the Company, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) issued to Calvin Humphrey, the natural person performing the Employment services for Company. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein.

3.    Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may not be disclosed to any other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.     Indemnification.

(a)    Company.

Company agrees, to the extent not in conflict with his current duties and positions with the Company and allowable by law, to indemnify, defend, and shall hold harmless Executive and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action arises out of the negligence or willful misconduct of Company.

(b)    Executive.

Executive agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Executive.

(c)    Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.    Termination and Renewal.

(a)    Term.

This Agreement shall become effective on the date first written above and terminate twelve (12) months thereafter, unless terminated sooner in accordance with Section 6(b), below (the “Term”). This Term supersedes and overrides the period or term established in any prior written agreement, verbal agreement or understanding and shall become effective on the date appearing next to the signatures below and terminate one (1) year thereafter. This Agreement shall automatically be extended for one (1) additional year unless terminated in writing by the Client at least thirty (30) days prior to this Agreements termination.

 (b)    Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)    Termination and Payment.

Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Executive shall provide and deliver to Company any and all outstanding services due through the effective date of this Agreement.

7.     Miscellaneous.

(a)    Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(b)    Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(c)    Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representa-tions, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(d)    Assignment.

This Agreement shall not be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(e)    Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(f)    Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(g)    Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)   Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(i)    Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(j)    Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Company:	River Hawk Aviation, Inc.
Attn: Robert J. Scott
954 Business Park Drive, Suite #4
Traverse City, MI 49686

With a copy to:	David M. Otto
The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98121

If to Executive:	______________________
______________________
______________________
______________________

(k)    Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Michigan without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Michigan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(l)    Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(m)    Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 7 of this Agreement shall survive the termination of this Agreement.

(n)    Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

COMPANY:

RIVER HAWK AVIATION, INC.

By:     /s/ Robert J. Scott
______________________
Name: Robert J. Scott
Its: Chief Financial Officer

EXECUTIVE:

CALVIN HUMPHREY

By:     /s/ Calvin Humphrey
______________________
Name: Calvin Humphrey